                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            EVERGREEN RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

                  COLORADO                            84-0834147
          (State of incorporation                  (I.R.S. Employer
              or organization)                    Identification No.)

              1401 17TH STREET, SUITE 1200
                     DENVER, COLORADO                        80202
         (Address of principal executive offices)          (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class       Name of each exchange on which each
       to be so registered             class is to be registered

 COMMON STOCK PURCHASE RIGHTS           NEW YORK STOCK EXCHANGE


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

     Securities Act registration statement file number to which this form relates:

                                 Not applicable

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     On February 27, 2001, the Board of Directors of Evergreen Resources, Inc. (the "Company") approved the First Amendment (the "Amendment"), to the Shareholder Rights Agreement, dated as of July 7, 1997 (the "Rights Agreement"), between the Company and Computershare Trust Company, Inc. (formerly American Securities Transfer & Trust, Inc.), as Rights Agent. The Company amended the Rights Agreement to increase the initial exercise price of the Rights from $42.50 to $100.00 per share of common stock, subject to adjustment.

     The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit
4.2 and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit B to the Rights Agreement.

ITEM 2. EXHIBITS

Number    Description
------    -----------
  4.1     Shareholder Rights Agreement, dated as of July 7, 1997, between the
          Company and Computershare Trust Company, Inc. (formerly American
          Securities Transfer & Trust, Inc.), as Rights Agent: Incorporated by
          reference to Exhibit 2 of the Company's Current Report on Form 8-K
          dated July 7, 1997.

  4.2     First Amendment, dated as of February 27, 2001, to the Shareholder
          Rights Agreement, dated as of July 7, 1997, between the Company and Computershare Trust Company, Inc. (formerly American Securities
          Transfer & Trust, Inc.), as Rights Agent.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       EVERGREEN RESOURCES, INC.

                                       Date: March 8, 2001


                                       By: /s/ Kevin R. Collins
                                          ------------------------------
                                       Name: Kevin R. Collins
                                       Title: Vice President-Finance, CFO
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                                  EXHIBIT INDEX

Number    Description
------    -----------
 4.1      Shareholder Rights Agreement, dated as of July 7, 1997, between the
          Company and Computershare Trust Company, Inc. (formerly American
          Securities Transfer & Trust, Inc.), as Rights Agent: Incorporated by
          reference to Exhibit 2 of the Company's Current Report on Form 8-K
          dated July 7, 1997.

 4.2      First Amendment, dated as of February 27, 2001, to the Shareholder
          Rights Agreement, dated as of July 7, 1997, between the Company and Computershare Trust Company, Inc. (formerly American Securities
          Transfer & Trust, Inc.), as Rights Agent.